Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARLEY-DAVIDSON, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1382325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 West Juneau Avenue Milwaukee, Wisconsin	53208
(Address of principal executive offices)	(Zip Code)

Harley-Davidson Retirement Savings Plan for Salaried Employees

Harley-Davidson Retirement Savings Plan for Milwaukee

and Tomahawk Hourly Bargaining Unit Employees

Harley-Davidson Retirement Savings Plan for Kansas City

Hourly Bargaining Unit Employees

Harley-Davidson Retirement Savings Plan for York

Hourly Bargaining Unit Employees

Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan

(Full title of the plan)

Mr. Paul J. Jones

Vice President, General Counsel and

Secretary

3700 West Juneau Avenue

Milwaukee, Wisconsin 53208

(414) 342-4680

(Name, address and telephone number, including

area code, of agent for service)

Copy to: Patrick G. Quick, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	10,000,000 shares	$47.27 (2)	$472,700,000 (2)	$54,172

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the employee benefit plans described herein. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated pursuant to Rule 457(c) and 457 (h) under the Securities Act solely for the purposes of calculating the registration fee based on the average of the high and low prices of Harley-Davidson, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on May 24, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Harley-Davidson, Inc. (the “Company”) or the Harley-Davidson Retirement Savings Plan for Salaried Employees (the “Salaried Employees Plan”), the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees (the “Milwaukee and Tomahawk Plan”), the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees (the “Kansas City Plan”), the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees (the “York Plan”) or the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan (the “Financial Services Plan” and together with the Salaried Employees Plan, the Milwaukee and Tomahawk Plan, the Kansas City Plan and the York Plan, the “Plans”) are hereby incorporated herein by reference:

(a) The Annual Report on Form 11-K of each of the Plans (other than the Financial Services Plan) for the year ended December 31, 2010, which includes certified financial statements for such Plans as of and for the year ended December 31, 2010;

(b) The Financial Services Plan’s Annual Report on Form 11-K for the year ended December 31, 2011, which includes certified financial statements for the Plan as of and for the year ended December 31, 2011, to be filed the date hereof;

(c) The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011;

(d) The Company’s Quarterly Report on Form 10-Q for its quarter ended April 1, 2012;

(e) The Company’s Current Report on Form 8-K dated May 3, 2012; and

(f) The description of the Company’s Common Stock contained in Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B, dated June 21, 1991 (File No. 1-8193), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Plans (other than the Financial Services Plan) provide that, to the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify the Administrator, and any other current or former officer, director or employee of the Company, against any and all claims, losses, damages, and expenses (including counsel fees) incurred by such persons and any liability, including any amounts paid in settlement with the Company’s approval, arising from such person’s action or failure to act with regard to Plan management or administration.

Article V of the Company’s by-laws, as amended, requires that the Company must, to the fullest extent permitted or required by Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, or WBCL, including any amendments to the WBCL (but only to the extent an amendment permits or requires the Company to provide broader indemnification rights than prior to the amendment), indemnify its directors and officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred in any proceedings to which any director or officer is a party because he or she is or was a director or officer. The Company must also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee. The Company may, but is not required to, supplement the rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of the directors, officers or employees, whether or not it would be required or permitted to indemnify or allow expenses to a director, officer or employee.

The indemnification provided by the WBCL and the Company’s by-laws, as amended, is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the liabilities and expense.

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The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

The undersigned Registrant has submitted or will submit the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 30, 2012.

HARLEY-DAVIDSON, INC.

By:	/s/ Keith E. Wandell
Keith E. Wandell
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on or before May 30, 2012. Each person whose signature appears below constitutes and appoints John A. Olin, Mark Kornetzke and Paul J. Jones, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Keith E. Wandell Keith E. Wandell	Chairman, President, Chief Executive Officer and Director (principal executive officer)

/s/ John A. Olin John A. Olin	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Mark R. Kornetzke Mark R. Kornetzke	Chief Accounting Officer (principal accounting officer)

/s/ Barry K. Allen Barry K. Allen	Director

/s/ R. John Anderson R. John Anderson	Director

/s/ Richard I. Beattie Richard I. Beattie	Director

/s/ Martha F. Brooks Martha F. Brooks	Director

/s/ George H. Conrades George H. Conrades	Director

/s/ Donald A. James Donald A. James	Director

/s/ Sara L. Levinson Sara L. Levinson	Director

/s/ N. Thomas Linebarger N. Thomas Linebarger	Director

/s/ George L. Miles, Jr. George L. Miles, Jr.	Director

/s/ James A. Norling James A. Norling	Director

/s/ Jochen Zeitz Jochen Zeitz	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 30, 2012.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR MILWAUKEE AND TOMAHAWK HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ James Darrell Thomas
James Darrell Thomas

By:	/s/ John A. Olin
John A. Olin

By:	/s/ Paul J. Jones
Paul J. Jones

By:	/s/ Perry A. Glassgow
Perry A. Glassgow

By:	/s/ Tonit M. Calaway
Tonit M. Calaway

By:	/s/ Michael E. Sulentic
Michael E. Sulentic

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 30, 2012.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR KANSAS CITY HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ James Darrell Thomas
James Darrell Thomas

By:	/s/ John A. Olin
John A. Olin

By:	/s/ Paul J. Jones
Paul J. Jones

By:	/s/ Perry A. Glassgow
Perry A. Glassgow

By:	/s/ Tonit M. Calaway
Tonit M. Calaway

By:	/s/ Michael E. Sulentic
Michael E. Sulentic

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 30, 2012.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR YORK HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ James Darrell Thomas
James Darrell Thomas

By:	/s/ John A. Olin
John A. Olin

By:	/s/ Paul J. Jones
Paul J. Jones

By:	/s/ Perry A. Glassgow
Perry A. Glassgow

By:	/s/ Tonit M. Calaway
Tonit M. Calaway

By:	/s/ Michael E. Sulentic
Michael E. Sulentic

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 30, 2012.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC. 401(K) PROFIT SHARING PLAN

By:	/s/ James Darrell Thomas
James Darrell Thomas

By:	/s/ John A. Olin
John A. Olin

By:	/s/ Paul J. Jones
Paul J. Jones

By:	/s/ Perry A. Glassgow
Perry A. Glassgow

By:	/s/ Tonit M. Calaway
Tonit M. Calaway

By:	/s/ Michael E. Sulentic
Michael E. Sulentic

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan.

EXHIBIT INDEX

Exhibit No.	Exhibit

(4.1)	Restated Articles of Incorporation, as of September 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 8, 2011 (File No. 1-9183)).

(4.2)	Harley-Davidson, Inc. By-Laws, as amended through February 10, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 10, 2011 (File No. 1-9183)).

(23.1)	Consent of Ernst & Young LLP.

(24)	Powers of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

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